As filed with the Securities and Exchange Commission on June 22, 1998.

                                                  File No. 333-_____

                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                              FORM S-8
                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933

                      JWGENESIS FINANCIAL CORP.
          --------------------------------------------------
          (Exact Name of Issuer as Specified in its Charter)

        Florida                                             65-0811010
   -------------------------------------------------------------------------
    (State or Other                                      (I.R.S. Employer
    Jurisdiction of                                   Identification Number)
   Incorporation or
     Organization)

                980 North Federal Highway, Suite 210
                     Boca Raton, Florida  33432
                           (561) 338-2800
    -------------------------------------------------------------
    (Address and Telephone Number of Issuer's Principal Executive
                              Offices)

                       1990 STOCK OPTION PLAN
                     (AS AMENDED JUNE 10, 1997)
                     --------------------------
                      (Full Title of the Plans)

                            Joel E. Marks
        Executive Vice President and Chief Financial Officer
               1117 Perimeter Center West, Suite 500E
                         Atlanta, GA  30338
                           (770) 399-8805
 ------------------------------------------------------------------
 (Name, Address and Telephone Number, Including Area Code, of Agent
                            for Service)

                             Copies to:
                        W. Randy Eaddy, Esq.
                       KILPATRICK STOCKTON LLP
                     1100 Peachtree Street, N.E.
                     Atlanta, Georgia 30309-4530
                           (404) 815-6500

                                                         Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum             Proposed Maximum
    Title of Securities            Amount to                 Offering Price                 Aggregate                Amount of
     to be Registered            be Registered                Per Share<F1>               Offering Price          Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
       Common Stock             1,600,000 shares                 $10.06                    $16,100,000               $4,749.50

<F1>Determined in accordance with Rule 457(c) under the
Securities Act of 1933, based on $10.06, the average of the high and low prices on the American Stock Exchange on June 18, 1998.

/TABLE

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1)  The Registrant's Registration Statement on Form S-4,
          Securities and Exchange Commission ("Commission") File
          No. 333-47693, including the final prospectus included therein.

     (2) The description of the Common Stock contained in the Registrant's registration statement on Form 8-A, dated
          June 8, 1998, including all amendments or reports filed for the purpose of updating such description.

     (3) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.


ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Articles of Incorporation provide for indemnification of directors to the fullest extent permitted by Florida law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Registrant and its shareholders for monetary damages for certain breaches of fiduciary duty and the duty of care. Insofar as indemnification for liabilities under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable. Pursuant to its Bylaws, the Registrant may indemnify its officers, employees, agents, and other persons to the fullest extent permitted by Florida law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          The exhibits included as part of this Registration
Statement are as follows:

Exhibit Number                Description
--------------                -----------

4                             1990 Stock Option Plan (as amended
                              June 10, 1997)

5                             Opinion and Consent of Kilpatrick
                              Stockton LLP, counsel to the
                              Registrant

23(a)                         Consent of Price Waterhouse LLP


ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 16, 1998.

                         JWGENESIS FINANCIAL CORP.

                         By:   /s/Joel E. Marks
                             --------------------------------
                             Joel E. Marks
                             Executive Vice President and Chief
                             Financial Officer



                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marshall T. Leeds and Joel E. Marks as attorneys-in-fact, having the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 16, 1998.


      /s/ Marshall T. Leeds      President, Chief
      MARSHALL T. LEEDS          Executive Officer and
                                 Chairman of the Board of
                                 Directors (Principal
                                 Executive Officer)

       /s/ Joel E. Marks         Executive Vice President,
      JOEL E. MARKS              Chief Financial Officer,
                                 Secretary and Director
                                 (Principal Financial and
                                 Accounting Officer)

      /s/ Will K. Weinstein      Vice Chairman and
      WILL K. WEINSTEIN          Director

      /s/ Philip C. Stapleton    Chief Operating Officer
      PHILIP C. STAPLETON        and Director

      /s/ Wm. Dennis Ferguson
      WM. DENNIS FERGUSON        Director

       /s/ Gregg S. Glaser       Director
      GREGG S. GLASER

       /s/ Harvey R. Heller      Director
      HARVEY R. HELLER

      /s/ Jeffrey H. Lehman      Director
      JEFFREY H. LEHMAN

      /s/ Curtis Sykora          Director
      CURTIS SYKORA

                          EXHIBIT INDEX
                                TO
                REGISTRATION STATEMENT ON FORM S-8



Exhibit Number                Description
--------------                -----------

4                             1990 Stock Option Plan (as amended
                              June 10, 1997)

5                             Opinion and Consent of Kilpatrick
                              Stockton LLP, counsel to the
                              Registrant

23(a)                         Consent of Price Waterhouse LLP